Exhibit 10.3
FORM OF
NON-EMPLOYEE DIRECTOR
STOCK APPRECIATION RIGHT AGREEMENT
     1. SAR. This Stock Appreciation Right Agreement (“Agreement”) relates to and governs each and every stock appreciation right (referred to individually as a “SAR” and collectively as the “SARs”) granted by WESCO International, Inc. (the “Company”) to the Grantee identified on the signature page of this Agreement under the Company’s annual SAR grant program for its non-employee directors pursuant to the WESCO International, Inc. 1999 Long-Term Incentive Plan, as amended from time to time (the “Plan”). Each such SAR grant shall be confirmed and described in a separate Notice of Stock Appreciation Right Grant to be delivered by the Company to the Grantee. Each such Notice shall be deemed incorporated by reference into this Agreement, and shall set forth, among other things, the date of grant of the SAR, the aggregate number of shares of the Company’s Common Stock, par value $.01 per share (the Common Stock”), covered by the SAR, and the exercise price (“Exercise Price”) of the SAR. Such Notices and this Agreement are subordinate to, and the terms and conditions of each SAR granted to Grantee hereunder are subject to, the terms and conditions of the Plan. Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the respective meanings given to such terms in the Plan.
     2. Exercisability. Except as otherwise provided in this Agreement, the SAR shall become available for exercise, subject to the provisions hereof, as set forth in the applicable Notice of Stock Appreciation Right Grant, provided, however, that the Committee may accelerate the exercisability of any SAR, all SARs or any class of SARs, at any time and from time to time.
     3. Termination of SAR.
          (a) Normal Termination Date. Unless an earlier termination date is specified in Section 3(b), each SAR shall terminate on the Normal Termination Date specified in the applicable Notice of Stock Appreciation Right.
          (b) Early Termination. If the Grantee’s Board Service (as defined below) is terminated as a result of a scheduled expiration of the Grantee’s term as a member of the Board of Directors of the Company or by reason of the Grantee’s death or Permanent Disability, then all of the Grantee’s SAR shall be deemed vested in full as of the date of termination. If the Grantee’s Board Service is terminated for any other reason prior to the Normal Termination Date, any portion of the SAR that has not become exercisable on or before the effective date of such termination of Board Service shall terminate on such effective date. Any portion of the SAR that has become exercisable on or before the date of the Grantee’s termination of Board Service, including as a result of a scheduled expiration of the Grantee’s term as a member of the Board of Directors of the Company or by reason of the Grantee’s death or

Permanent Disability, shall remain exercisable for whichever of the following periods is applicable, and if not exercised within such period, shall terminate upon the expiration of such period: (i) if the Grantee’s Board Service is terminated by reason of the Grantee’s death or Permanent Disability (both an “Extraordinary Termination”), then any SAR held by the Grantee and then exercisable shall remain exercisable solely until the first to occur of (A) the first anniversary of the Grantee’s termination of Board Service or (B) the Normal Termination Date of the SAR, (ii) if the Grantee’s Board Service is terminated by reason of the Grantee’s Retirement (also an “Extraordinary Termination”), then any SAR held by the Grantee and then exercisable shall remain exercisable solely until the first to occur of (A) the third anniversary of the Grantee’s termination of Board Service or (B) the Normal Termination Date of the SAR, and (iii) if the Grantee’s Board Service is terminated for any reason other than an Extraordinary Termination, then any then exercisable SAR held by such Grantee shall remain exercisable solely until the first to occur of (A) sixty days after the date of the Grantee’s termination of Board Service or (B) the Normal Termination Date of the SAR.
     4. Restrictions on Exercise; Non-Transferability of SAR.
          (a) Restrictions on Exercise. The SAR may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the SAR may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of SAR shall have been secured, (ii) unless the purchase of the Shares upon the exercise of the SAR shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Shares shall have been registered under such laws, and (iii) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied. The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in clause (i) of the preceding sentence, to satisfy the withholding requirements referred to in clause (iii) of the preceding sentence so as to permit the SAR to be exercised.
          (b) Non-Transferability of SAR. The SAR may be exercised only by the Grantee or by his estate. The SAR is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon his death, provided that the deceased Grantee’s beneficiary or the representative of his estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.
          (c) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:
               (i) “Board Service” shall mean service as a member of the Board of Directors of the Company.

               (ii) “Fair Market Value” shall mean the closing price per share of the Common Stock on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, or if no sale of Common Stock has been recorded on such day, then on the next preceding day on which a sale was so made. If shares of Common Stock are not traded on an established stock exchange on the applicable date, Fair Market Value shall be determined by the Committee in good faith.
               (iii) “Retirement” shall mean retirement from the Company’s Board of Directors at age 65 or later.
               (iv) “Permanent Disability” shall mean a physical or mental disability or infirmity that prevents the performance of such Grantee’s duties as a member of the Company’s Board of Directors lasting (or likely to last, based on competent medical evidence presented to the Board) for a continuous period of six months or longer. The Board’s reasoned and good faith judgment of Permanent Disability shall be final, binding and conclusive on all parties hereto and shall be based on such competent medical evidence as shall be presented to it by the Grantee or by any physician or group of physicians or other competent medical expert employed by the Grantee or the Company to advise the Board.
     5. Exercise of SAR. To the extent that the SAR shall have become and remain exercisable as provided in Section 2 and subject to such reasonable administrative regulations as the Board or the Committee may have adopted, the SAR may be exercised, in whole or in part, by notice to the Secretary of the Company in writing given 5 business days prior to the date on which the Grantee expects to exercise the SAR (the “Exercise Date”), specifying the number of SAR Shares with respect to which the SAR is being exercised (the “Exercise Shares”) and the expected Exercise Date. Upon exercise of the SAR, the Grantee shall be entitled to receive a number of shares of Common Stock (the “Net SAR Shares”) equal to the quotient obtained by dividing x by y where:
x =	the number of Exercise Shares multiplied by the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the Exercise Date over (B) the Exercise Price and

y =	the Fair Market Value of a share of Common Stock on the Exercise Date.
No fractional share of Common Stock shall be issued to make any payment in respect of SAR; if any fractional share would be issuable, the number of Net SAR Shares payable to the Grantee shall be rounded down to the next whole share (no payment of cash, shares, or other consideration shall be made with respect to such fractional share). The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

     6. Representations and Warranties of the Company. The Company represents and warrants to the Grantee that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and (c) the Net SAR Shares, when issued, delivered and paid for, upon exercise of the SAR in accordance with the terms hereof will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby.
     7. Change in Control and Adjustments to Reflect Capital Changes.
          (a) Accelerated Vesting Upon Change in Control. In the event of a Change in Control, the SAR shall become immediately and fully exercisable unless such Change in Control results from the Grantee’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended) of Common Stock or other Company Voting Securities (as defined in the Plan).
          (b) Recapitalization. The number and kind of shares subject to the SAR and the Exercise Price of the SAR shall be appropriately adjusted to reflect any stock dividend, stock split, or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other change in capitalization with a similar substantive effect upon the Plan or the SAR. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
          (c) Certain Mergers. After any Merger in which the Company is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the shares that are subject to the SAR are exchanged for, or converted into, or otherwise become shares of another corporation, the Acquiring Corporation will either assume the Company’s rights and obligations under this Agreement or substitute an award in respect of the Acquiring Corporation’s stock for the SAR, provided, however, that if the Acquiring Corporation does not assume or substitute for the SAR, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the SAR shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of the SAR that was permissible solely by reason of this Section 7(c) shall be conditioned upon the consummation of the Merger. If the SAR is neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger, the SAR shall terminate effective as of the effective date of the Merger. Comparable rights shall accrue to the Grantee in the event of successive Mergers of the character described above.
          (d) Certain Definitions.

               (i) “Change in Control” means the first to occur of the following events: (a) the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries, or Cypress Merchant Banking Partners L.P. or any successor investment vehicle, of 30% or more of the combined voting power of the Company’s then outstanding voting securities; (b) the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 70% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (c) the liquidation or dissolution of the Company; (d) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company; and (e) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (b) of this sentence) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.
               (ii) “Merger” means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.
     8. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any SAR Shares until the exercise of the SAR and the issuance of a certificate or certificates to him for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.
     9. Miscellaneous.
          (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others:
(i)	if to the Company, to it at:

WESCO International, Inc. Suite 700 225 West Station Square Drive Pittsburgh, Pennsylvania 15219-1122
Attention: Legal Department

(ii)	if to the Grantee, to the Grantee at the address set forth on the signature page hereof.
All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.
          (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
          (c) Waiver; Amendment.
               (i) Waiver. Any party hereto or beneficiary hereof, may, by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
               (ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.
          (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties.
          (e) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, regardless of the law that might be applied under principles of conflict of laws, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

          (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
          (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
          (h) Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.
          (i) Tax Status of SAR. The SAR is not intended to be treated as an arrangement that provides for a deferral of compensation subject to Section 409A of the Internal Revenue Code. This Agreement shall be construed and applied so as to ensure that the SAR is not covered by Section 409A; and this Agreement shall be deemed amended to the extent reasonably necessary, as determined by the Committee in its sole discretion, to exclude the SAR from the application of Section 409A. Without limiting the generality of the foregoing, in accordance with the proposed regulations promulgated under Section 409A and Notice 2005-1 of the Internal Revenue Service, the Exercise Price of a SAR shall never become less than the Fair Market Value of the underlying shares of Common Stock on the date of grant.
          IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement.

WESCO INTERNATIONAL, INC.
By:
Name:
Title:

THE GRANTEE:
By:
Name: